Exhibit 21.1

Subsidiaries of Pioneer Natural Resources Company

as of December 31, 2008

State or Jurisdiction of Organization	Subsidiaries	Ownership %
Delaware	DMLP CO.	100
Cayman Islands	LF Holding Company LDC	100
Colorado	Long Canyon Gas Company, LLC	75.4
Colorado	Lorencito Gas Gathering, LLC	85
Delaware	Mesa Environmental Ventures Co.	100
Delaware	Parker & Parsley Argentina, Inc.	100
South Africa	Petroleum South Cape (Pty) Ltd.	100
Delaware	Pioneer International Resources Company	100
Nigeria	Pioneer JDZ Limited	100
Texas	Pioneer Natural Gas Company	100
Argentina	Pioneer Natural Resources (Tierra del Fuego) S.R.L.	100
Delaware	Pioneer Natural Resources Alaska, Inc.	100
Cayman Islands	Pioneer Natural Resources Algeria Limited	100
Cayman Islands	Pioneer Natural Resources Anaguid Ltd.	100
Cayman Islands	Pioneer Natural Resources Equatorial Guinea Limited	100
Texas	Pioneer Natural Resources Foundation	100
Delaware	Pioneer Natural Resources GP LLC	100
Bahamas	Pioneer Natural Resources Libya Limited	100
Cayman Islands	Pioneer Natural Resources Morocco Limited	100
Cayman Islands	Pioneer Natural Resources Nigeria Ltd.	100
South Africa	Pioneer Natural Resources South Africa (Pty) Limited	100
Cayman Islands	Pioneer Natural Resources Tunisia Ltd.	100
England	Pioneer Natural Resources UK Limited	100
Delaware	Pioneer Natural Resources USA, Inc.	100
Cayman Islands	Pioneer Natural Resources Ventures Limited	100
Cayman Islands	Pioneer Natural Resources West Africa Limited	100
Nigeria	Pioneer Nigeria Deepwater Limited	100
Nigeria	Pioneer NR Nigeria (256) Limited	100
Cayman Islands	Pioneer Resources Africa Limited	100
Bahamas	Pioneer Resources Gabon Limited	100
Delaware	Pioneer Shelf Properties Incorporated	100
Delaware	Pioneer Southwest Energy Partners L.P.	68
Delaware	Pioneer Southwest Energy Partners Midstream LLC	68
Delaware	Pioneer Southwest Energy Partners USA LLC	68
Texas	Pioneer Uravan, Inc.	100
Texas	STAT Land Co.	100
Cayman Islands	TDF Holding Company LDC	100
Texas	Westpan Limited NGL LLC	100
Texas	Westpan Limited Resources LLC	100

Partnerships in which Pioneer Natural Resources USA, Inc. is the managing general partner:
Texas	Mesa Offshore Royalty Partnership
Texas	Midkiff Development Drilling Program, Ltd.
Texas	Parker & Parsley 87-A Conv., Ltd.
Delaware	Parker & Parsley 90 Spraberry Private Development, L.P.
Delaware	Parker & Parsley Private Investment 88 L.P.
Delaware	Parker & Parsley Private Investment 89, L.P.